SUBSIDIARIES OF THE REGISTRANT

Exhibit 21.01

Name in Corporate Articles	Doing Business As	Jurisdiction of Incorporation

BioWare ULC	BioWare ULC	Alberta, Canada
Electronic Arts Handelsges m.b.H	Electronic Arts Austria	Austria
Beijing Ke Xun Da Technology Service Co., Ltd.	Beijing Ke Xun Da Technology Service Co., Ltd.	Beijing, China
Beijing Playfish Game Technology Limited	Beijing Playfish Game Technology Limited	Beijing, China
Electronic Arts Belgium	Electronic Arts Belgium	Belgium
EA Bermuda Partnership	EA Bermuda Partnership	Bermuda
EA General Partner Limited	EA General Partner Limited	Bermuda
EA International (Studio and Publishing) Ltd.	EA International (Studio and Publishing) Ltd.	Bermuda
Electronic Arts Limitada	Electronic Arts Ltda.	Brazil
Electronic Arts (Canada), Inc.	Electronic Arts (Canada), Inc.	British Columbia, Canada
Pandemic Studios LLC	Pandemic Studios LLC	California
EA Sports Proprietary Limited	EA Sports Proprietary Limited	Commonwealth of Australia
Electronic Arts Proprietary Limited	Electronic Arts Pty. Ltd.	Commonwealth of Australia
Electronic Arts Czech Republic s.r.o.	EA Czech Republic	Czech Republic
EA Delaware LLC	EA Delaware LLC	Delaware
EA Entertainment, Inc.	EA Entertainment, Inc.	Delaware
EA Mobile (Canada Holdings) Inc.	EA Mobile (Canada Holdings) Inc.	Delaware
EA Mobile (Hawaii) LLC	EA Mobile (Hawaii) LLC	Delaware
EA Mobile LLC	EA Mobile LLC	Delaware
Electronic Arts Productions Inc.	Crocodile Productions	Delaware
Electronic Arts Redwood LLC	Electronic Arts Redwood LLC	Delaware
Electronic Arts Transfer Company	Electronic Arts Transfer Company	Delaware
Electronic Arts US Co.	Electronic Arts US Co.	Delaware
Electronic Arts World II LLC	Electronic Arts World II LLC	Delaware
Electronic Arts World LLC	Electronic Arts World LLC	Delaware
Playfish, Inc.	Playfish, Inc.	Delaware
SingShot Media, LLC	Singshot Media, LLC	Delaware
Electronic Arts Denmark A.p.S.	EA Denmark	Denmark
Playfish Limited	Playfish Limited	England and Wales
Electronic Arts Finland OY	EA Finland	Finland
Chillingo LLC	Chillingo LLC	Florida
Electronic Arts - Tiburon, A Florida Corporation	Tiburon	Florida
Electronic Arts Publishing SARL	Electronic Arts Publishing SARL	France
Electronic Arts GmbH	Electronic Arts GmbH	Germany
Electronic Arts Greece Commercial Limited Liability Company	EA Greece	Greece
Electronic Arts HK Limited	Electronic Arts HK Ltd.	Hong Kong

Name in Corporate Articles	Doing Business As	Jurisdiction of Incorporation
Electronic Arts Magyarorszag kft	EA Hungary	Hungary
EA Games India Private Ltd.	EA Games India Private Ltd.	India
Electronic Arts Games (India) Private Limited	Electronic Arts Games (India) Private Limited	India
BioWare Ireland Limited	BioWare Ireland Limited	Ireland
Electronic Arts Italia s.r.l.	EA Italy	Italy
Criterion Software K.K.	Criterion Software K.K.	Japan
EA Mobile Japan K.K.	EA Mobile Japan K.K.	Japan
Electronic Arts K.K.	Electronic Arts K.K.	Japan
EA Seoul Studio	EA Seoul Studio	Korea
Electronic Arts Korea LLC	Electronic Arts Korea Yuhan Hoesa	Korea
Electronic Arts (India Holdings) Inc.	Electronic Arts (India Holdings) Inc.	Mauritius
Electronic Arts Mauritius (TY Holding) Limited	Electronic Arts Mauritius (TY Hodling) Limited	Mauritius
Electronic Arts Mauritius Limited	EA Mauritius Ltd.	Mauritius
EA México S. de R.L. de C.V.	EA México S. de R.L. de C.V.	Mexico
Electronic Arts New Zealand	Electronic Arts New Zealand	New Zealand
Electronic Arts Norway AS	Electronic Arts Norway	Norway
EA Mobile (Canada) ULC	EA Mobile (Canada) ULC	Nova Scotia
Electronic Arts Polska Sp. Z.O.O.	EA Poland	Poland
Electronic Arts Material Informático, Sociedade Unipessoal LDA	Electronic Arts Portugal	Portugal
Electronic Arts Romania SRL	S.C. Electronic Arts Romania SRL	Romania
Electronic Arts OOO	Electronic Arts OOO	Russia
Electronic Arts Computer Software (Shanghai) Co., Ltd.	Electronic Arts Computer Software (Shanghai) Co., Ltd.	Shanghai, China
Shanghai Yi Zhong Network Technology Co., Ltd.	Shanghai Yi Zhong Network Technology Co., Ltd.	Shanghai, China
Electronic Arts Asia Pacific Pte Ltd	Electronic Arts Asia Pacific Pte Ltd	Singapore
EA Software South Africa (Proprietary) Ltd.	EA Software South Africa (Proprietary) Ltd.	South Africa
Electronic Arts Software S.L.	Electronic Arts Software S.L.	Spain
Digital Illusions CE AB	Digital Illusion CE AB	Sweden
EA Digital Illusions CE AB	EA Digital Illusions CE AB	Sweden
Electronic Arts Sweden AB	EA Sweden	Sweden
ABC Software GmbH	ABC Software GmbH	Switzerland
EA Swiss Sarl	EA Swiss Sarl	Switzerland